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                      SURGE COMPONENTS, INC. AND SUBSIDIARY

                                  EXHIBIT 11.1

                    COMPUTATION OF EARNINGS PER COMMON SHARE

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

                                                                        Six Months Ended              Three Months Ended
                                                                             May 31,                         May 31,
                                                                    1 9 9 9          1 9 9 8         1 9 9 9         1 9 9 8
                                                                    -------          -------         -------         -------
Basic earnings:

Net income                                                       $ (163,317)       $ (124,369)     $  (64,698)     $ (152,506)

Shares:
    Weighted common shares outstanding                            4,857,084         4,827,645       4,858,958       4,831,251
    Employees stock options                                              --                --              --              --
                                                                 ----------        ----------      ----------      ----------

Total weighted shares outstanding                                 4,857,084         4,827,645       4,858,958       4,831,251
                                                                 ----------        ----------      ----------      ----------

Basic earnings per common share                                  $     (.03)       $     (.03)     $     (.01)     $     (.03)
                                                                 ==========        ==========      ==========      ==========

Diluted earnings:

Net income                                                       $ (163,317)       $ (124,369)     $  (64,698)     $ (152,506)

Shares:
    Weighted common shares outstanding                            4,857,084         4,827,645       4,858,958       4,831,251
Employees stock options                                                  --                --              --              --
                                                                 ----------        ----------      ----------      ----------

Total weighted shares outstanding                                 4,857,084         4,827,645       4,858,958       4,831,251
                                                                 ----------        ----------      ----------      ----------
Diluted earnings per common share                                $     (.03)       $     (.03)     $     (.01)     $     (.03)
                                                                 ==========        ==========      ==========      ==========
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